Rev. 3/2020

Atkore International Group Inc.
Form of Employee Restricted Stock Unit Agreement

This Employee Restricted Stock Unit Agreement (this “Agreement”), dated as of the date of grant separately communicated (the “Grant Date”), between Atkore International Group Inc., a Delaware corporation (the “Company”), and each employee who is employed by the Company or one of its Subsidiaries and to whom a grant has been authorized (the “Employee”), is being entered into pursuant to the Atkore International Group Inc. 2020 Omnibus Incentive Plan (the “Plan”). Capitalized terms that are used in this Agreement but not defined in this Agreement have the meanings given to such terms in the Plan.

The Company and the Employee hereby agree as follows:

Section 1.    Grant of Restricted Stock Units. Subject to the terms of this Agreement, the Company hereby evidences and confirms, effective as of the Grant Date, its grant to the Employee of the number of Restricted Stock Units separately communicated to the Employee. This Agreement is entered into pursuant to, and the terms of the Restricted Stock Units are subject to, the terms of the Plan. If there is any inconsistency between an express provision of this Agreement and an express provision of the Plan, the provision of the Plan shall govern.
Acceptance of this Agreement shall be evidenced by such physical or electronic methods as are adopted by the Company. In consideration of the grant of the Restricted Stock Units and the economic benefits that may derive therefrom, Employee agrees to be bound to the restrictive covenants set forth in Exhibit A hereof.

Section 2.    Vesting of Restricted Stock Units.

(a)    Vesting Based on Continued Employment. Except as otherwise provided Section 2(b) of this Agreement, the Restricted Stock Units shall become vested in three equal annual installments on the first through third anniversaries of the Grant Date, subject to the continuous employment of the Employee with the Company until the applicable vesting date; provided that
(x)if the Employee’s employment with the Company is terminated in a Special Termination (i.e., by reason of the Employee’s death or Disability), any unvested Restricted Stock Units held by the Employee shall immediately vest as of the effective date of such Special Termination, and
(y)if the Employee’s employment with the Company terminates by reason of the Employee’s retirement on or after the Employee reaching normal retirement age (as determined by the retirement policy of the Company applicable to the Employee), any unvested Restricted Stock Units held by the Employee as of the effective date of such retirement shall remain outstanding and shall become vested on the scheduled vesting date(s) thereof subject to the Administrator’s determination that the Employee is in material compliance with any restrictive covenants to which the Employee is subject (it being understood that, in such event, such unvested Restricted Stock Units may be unvested under this Agreement but vested for Federal tax purposes); provided, that at least six (6) months must elapse from the Grant Date to the date of termination of the Employee’s employment for any termination initiated by the Employee to be treated as a retirement. Vested Restricted Stock Units shall be settled as provided in Section 3.

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(b)Discretionary Acceleration. The Administrator, in its sole discretion, may accelerate the vesting of all or a portion of the Restricted Stock Units at any time and from time to time; provided, that the acceleration of vesting of Restricted Stock Units that are subject to Section 409A of the Code shall not accelerate the Settlement Date thereof unless permitted by Section 409A of the Code.

(c)Effect of a Change in Control. In the event of a Change in Control, all or a portion of the Restricted Stock Units shall be converted into Alternative Awards meeting the requirements of the Plan; provided, that, if so determined by the Administrator prior to the Change in Control, all of or a portion of the Restricted Stock Units shall be cancelled as set forth in Article XIV of the Plan for the payment described therein.

Section 3.    Settlement of Restricted Stock Units. Subject to Section 6(a), promptly following the date on which a Restricted Stock Unit becomes vested under this Agreement, and in any event no later than March 15th of the calendar year following the calendar year in which such vesting occurs (the “Settlement Date”), the Employee shall receive, without payment, one whole Share in respect of each such Restricted Stock Unit (and such Restricted Stock Unit shall thereupon be cancelled). Fractions of a Restricted Stock Unit shall not vest but shall be eligible for vesting on the next vesting date.

Section 4.    Effect of a Termination of Employment. If the Employee’s employment with the Company terminates for any reason prior to the vesting thereof, any Restricted Stock Units that have not vested before the effective date of such termination of employment or that do not become vested on such date shall be immediately forfeited and cancelled upon such termination of employment.

Section 5. Treatment of Dividends. If the Company pays any cash dividend or similar cash distribution on the Company Common Stock, the Company shall credit to the Employee’s account an amount equal to the product of (x) the number of the Employee’s
Restricted Stock Units as of the record date for such distribution times (y) the per share amount of such dividend or similar cash distribution on Company Common Stock. If the Company makes any dividend or other distribution on the Company Common Stock in the form of Company Common Stock or other securities, the Company will credit the Employee’s account with that number of additional Shares or other securities that would have been distributed with respect to that number of Shares underlying the Employee’s Restricted Stock Units as of the record date thereof, or, in its discretion, the Administrator may elect to credit the value (as determined by the Administrator) of such additional Shares or other securities to the Employee’s account in cash. Any such additional Shares, other securities or cash shall be subject to the same restrictions as apply to the Restricted Stock and shall be paid to the Employee if and when the related Settlement Date occurs (and shall be forfeited if the related Restricted Stock Units are forfeited).

Section 6.    Miscellaneous.

(a)Tax Matters.

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(i)Withholding. The Company or one of its Subsidiaries may require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable
U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the grant, vesting and/or settlement of the Restricted Stock Units. Notwithstanding the preceding sentence, unless previously satisfied on or prior to the vesting date, the Company shall retain a number of Shares subject to the Restricted Stock Units then vesting that have an aggregate Fair Market Value as of the vesting date equal to the amount of such taxes required to be withheld (and the Employee shall thereupon be deemed to have satisfied his or her obligations under this Section 6(a)); provided that the number of Shares retained shall be effected at a rate determined by the Company that is permitted under applicable IRS withholding rules and that does not to cause adverse accounting consequences (it being understood that the value of any fractional share of Company Common Stock shall be paid in cash). The number of Shares registered in the name of the Employee shall thereupon be reduced by the number of Shares so retained. The method of withholding set forth in the immediately preceding sentence shall not be available if withholding in this manner would violate any financing instrument of the Company or any of its Subsidiaries or to the extent that a facility is available to the Employee by which the Employee may sell Shares in the public market to satisfy such obligations.

(ii)Section 409A of the Code. If the Employee is not eligible for retirement during the vesting period applicable to the Restricted Stock Units, the Restricted Stock Units are intended not to be subject to Section 409A of the Code. If the Employee is eligible for retirement during the vesting period applicable to the Restricted Stock Units such that some or all of the Restricted Stock Units are subject to Section 409A, this Agreement and the Restricted Stock Units shall be administered and construed in a manner consistent with Section 409A of the Code.

(b)Incorporation of Forfeiture Provisions. The Employee acknowledges and agrees that, pursuant to the Plan, he or she shall be subject to any generally applicable disgorgement or forfeiture provisions set forth in Article XIII of the Plan as of the date of this Agreement or as may be imposed by the Administrator (including as required by applicable law) after the date of this Agreement, including with respect to post-employment Competitive Activity. The
Employee hereby appoints the Company as the Employee’s attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effect a transfer of the record ownership of any such Shares to which such disgorgement or forfeiture provisions may apply.

(c)No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(d)Non-Transferability of Restricted Stock Units. Prior to the Settlement Date thereof, the Restricted Stock Units are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift,

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operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.

(e)Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be provided as set forth in Section 15.13 of the Plan.

(f)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors, assigns, beneficiaries, legal representatives or estate any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(g)Waiver; Amendment.

(i)Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and
(C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(h)Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(i)Applicable Law and Forum. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction. Subject to the dispute resolution provision contained herein, any judicial action to enforce, interpret or challenge this Agreement shall be brought in the federal or state courts located in the State of Illinois, which shall be the exclusive forum for resolving such disputes. Both parties irrevocably consent to the personal jurisdiction of such courts for purposes of any such action.

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(j)Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this
Section 6(j).

(k)Lock-Up Periods. If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Employee shall not affect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Company Common Stock, other than as part of such underwritten public offering, during the 20 days prior to and the 90 days after the effective date of such registration statement (or such other period, not to exceed 180 days, as may be generally applicable to or agreed by the Company with respect to its transactions in its own Shares). If the Company files a prospectus in connection with a takedown from a shelf registration statement, the Associate shall not affect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Company Common Stock, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission.

(l)Trading Policies. The Employee acknowledges and agrees that he or she shall be subject to, and shall comply with, any of the Company's trading policies, as in effect from time to time.

(m)Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(n)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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Exhibit A Restrictive Covenants
Section 1    Confidential Information.

1.1The Employee agrees that during the Employee's employment with the Company or its Subsidiaries, and thereafter, the Employee will not disclose confidential or proprietary information or trade secrets related to any business of the Company or its Subsidiaries, including without limitation, and whether or not such information is specifically designated as confidential or proprietary: all business plans and marketing strategies; information concerning existing and prospective markets, suppliers and customers; financial information; information concerning the development of new products and services; and technical and non-technical data related to software programs, design, specifications, compilations, inventions, improvements, patent applications, studies, research, methods, devices, prototypes, processes, procedures and techniques.

1.2The Employee's obligations under this Section 1 are indefinite in term. Section 2    Return of Company Property.
2.1    The Employee acknowledges that all tangible items containing any confidential or proprietary information or trade secrets, including without limitation: memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes, documents, drawings, specifications, software, media and other materials, including any copies thereof (including electronically recorded copies), are the exclusive property of the Company, and its Subsidiaries, and the Employee shall deliver to the Company all such material in the Employee's possession or control upon the Company's request and in any event upon the termination of the Employee's employment with the Company or its Subsidiaries. The Employee shall also return any keys, equipment, identification or credit cards, or other property belonging to the Company or its Subsidiaries upon termination of the Employee's employment or the Company's request.

Section 3    Noncompetition and Nonsolicitation.

3.1The Employee agrees that during the Employee's employment with the Company or its Subsidiaries, and for the one (1) year period following the date on which the Employee's employment with the Company or its Subsidiaries terminates for any reason, the Employee will not directly or indirectly, own, manage, operate, control (including indirectly through a debt or equity investment), provide services to, be employed by, or be connected in any manner with, any person or entity engaged in any business that is (i) located in a region with respect to which the Employee had substantial responsibilities while employed by the Company or its Subsidiaries, and (ii) competitive, with (A) the line of business or businesses of the Company or its Subsidiaries in which the Employee was employed with during the Employee's employment (including any prospective business to be developed or acquired that was proposed at the date of termination), or (B) any other business of the Company or its Subsidiaries with respect to which the Employee had substantial exposure during such employment. For avoidance of doubt, if the

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Employee is a senior officer of the Company, the restriction contained herein shall relate to the Company and all of its Subsidiaries.

3.2The Employee agrees that during the Employee's employment with the Company or its Subsidiaries, and for the two (2) year period thereafter, the Employee will not, directly or indirectly, on the Employee's own behalf or on behalf of another (i) solicit, recruit, aid or induce any employee of the Company or its Subsidiaries to leave his or her employment with the Company or its Subsidiaries in order to accept employment with or render services to another person or entity unaffiliated with the Company or its Subsidiaries, or hire or knowingly take any action to assist or aid any other person or entity in identifying or hiring any such employee, or
(ii) solicit, aid, or induce any customer of the Company or its Subsidiaries to purchase goods or services then sold by the Company or its Subsidiaries from another person or entity, or assist or aid any other persons or entity in identifying or soliciting any such customer, or (iii) otherwise interfere with the relationship of the Company or any of its Subsidiaries with any of its employees, customers, agents, representatives or suppliers.

Section 4    Remedies.

4.1The Company and the Employee agree that the provisions of this Exhibit A do not impose an undue hardship on the Employee and are not injurious to the public; that these provisions are necessary to protect the business of the Company and its Subsidiaries; that the nature of the Employee's responsibilities with the Company provide and/or will provide the Employee with access to confidential or proprietary information or trade secrets that are valuable and confidential to the Company and its Subsidiaries; that the Company would not grant stock options, performance share units or restricted stock units to the Employee if the Employee did not agree to the provisions of this Exhibit A; that the provisions of this Exhibit A are reasonable in terms of length of time and scope; and that adequate consideration supports the provisions of this Exhibit A. In the event that a court determines that any provision of this Exhibit A is unreasonably broad or extensive, the Employee agrees that such court should narrow such provision to the extent necessary to make it reasonable and enforce the provisions as narrowed. The Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, injunctive relief, equitable relief and compensatory damages for any breach of the Employee's obligations under this Exhibit A.

4.2Without limiting the generality of the remedies available to the Company pursuant to Section 4.1, if the Employee, except with the prior written consent of the Company, materially breaches the restrictive covenants contained in this Exhibit A, the Employee shall forfeit any then-outstanding stock options, performance share units or restricted stock units (whether vested or unvested); shall forfeit any shares of Common Stock acquired on exercise of stock options or vesting of performance share units or restricted stock units and then owned by the Employee; and shall pay to the Company in cash any net after-tax gain the Employee realized in cash in connection with the exercise of stock options (and/or sale of Common Stock underlying stock options or any shares purchased by the Employee from the Company). These rights of forfeiture and recoupment are in addition to any other remedies the Company may have against the Employee for the Employee's breach of the restrictive covenants contained in this Exhibit A. The Employee's obligations under this Exhibit A shall be cumulative (but not duplicative, nor operate to extend the length of any such obligations) of any similar obligations

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the Employee has under the Plan, the Agreement or any other agreement with the Company or any Affiliate.

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